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                                                                    EXHIBIT 99.1
PROXY
                           INTRAMED LABORATORIES, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON                , 1994

     The undersigned hereby appoints Stuart L. Foster, Stephen A. Sosnowski and Steven J. McGowan, as proxies, each with the power to act without the other and to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Intramed Laboratories, Inc. ("Intramed") held of record by the undersigned on
September ___, 1994 at the Special Meeting of Shareholders to be held on September ___, 1994 at 9:00 a.m., local time, at the principal executive offices of Intramed located at 11100 Roselle Street, San Diego, California, and at any and all adjournments or postponements thereof. Receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement in connection therewith, each
dated            , 1994, is hereby acknowledged.  The undersigned hereby revokes any proxies heretofore given.

     1. The approval and adoption of the Agreement and Plan of Reorganization dated March 30, 1994 (the "Reorganization Agreement"), among Baxter International Inc., a Delaware corporation ("Baxter"), Intramed and the prior holders of a majority of Intramed's outstanding Common Stock (the "Majority Shareholders"), pursuant to which Intramed shall be merged (the "Merger") with and into Baxter CVG Sub Inc., a Delaware corporation ("Acquisition"), a wholly-owned subsidiary of Baxter; the Majority Shareholders and the remaining shareholders of Intramed (other than Acquisition) shall receive shares of Baxter Common Stock in exchange for the shares of Intramed Common Stock previously tendered to Baxter or converted in the Merger; and the holders of outstanding options to purchase shares of Intramed Common Stock as of the effectiveness of the Merger shall be replaced by Baxter with substitute options to purchase shares of Baxter Common Stock.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATIONS, THE PROXY WILL BE VOTED FOR PROPOSAL 1.

                                   Dated


                                                  Signature(s)*

                                   *    When signing on behalf of an estate,
                                        trust or in any other representative
                                        capacity, please sign name and title.
                                        If a corporation, please sign in full
                                        corporate name by authorized officer.
                                        If a partnership, please sign in the
                                        partnership name by authorized person.
                                        If a joint account, each joint owner
                                        should sign.  PLEASE DATE AND SIGN THIS
                                        PROXY EXACTLY AS YOUR NAME(S) APPEAR ON
                                        THE PRINTED LABEL.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.